NOVAVAX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share information)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenues:
Net product sales	$1,889	$2,656	$2,608	$4,854
Contract research and development	426	286	669	1,246
Milestone and licensing fees	––	63	––	125

Total revenues	2,315	3,005	3,277	6,225

Operating costs and expenses:
Cost of products sold	2,027	1,501	4,006	1,763
Research and development	1,377	1,229	2,599	4,277
Selling and marketing	1,844	5,556	5,901	8,330
General and administrative	2,292	2,059	4,413	4,091
Total operating costs and expenses	7,540	10,345	16,919	18,461

Loss from operations	(5,225)	(7,340)	(13,642)	(12,236)

Interest expense, net	(491)	(377)	(960)	(739)

Net loss	$(5,716)	$(7,717)	$(14,602)	$(12,975)

Basic and diluted loss per share	$(.14)	$(.22)	$(.37)	$(.37)

Basic and diluted weighted average number of common shares outstanding	39,553,876	34,779,657	39,553,876	34,750,944

Selected Balance Sheet Data

Cash & cash equivalents	4,442
Total current assets	8,304
Working capital	2,673
Total assets	60,298
Debt	5,808
Total stockholders’ equity	18,694